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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

American Graphics, Inc., incorporated under the laws of Georgia;
Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina; Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia; Cadmus Delaware, Inc., incorporated under the laws of Delaware;
Cadmus Interactive, Inc., incorporated under the laws of Georgia;
Cadmus International Holdings, Inc., incorporated under the laws of Virginia; Cadmus Investment Corporation, incorporated under the laws of Delaware; Cadmus Journal Services, Inc., incorporated under the laws of Virginia; Cadmus KnowledgeWorks International Ltd., incorporated under the laws of the
   Republic of Mauritius;
Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;
Cadmus Marketing, Inc., incorporated under the laws of Virginia; Cadmus/O'Keefe Marketing, Inc., incorporated under the laws of Virginia; Cadmus Printing Group, Inc. incorporated under the laws of Virginia;
Cadmus Receivables Corp., incorporated under the laws of Virginia;
Cadmus Rhode Island, Inc., incorporated under the laws of Rhode Island; Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia; Cadmus UK, Inc., incorporated under the laws of Virginia;
CDMS Management Corporation, incorporated under the laws of Delaware;
Expert Graphics, Inc., incorporated under the laws of Virginia; Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland; KnowledgeWorks Global Limited, incorporated under the laws of the Republic of India;
Mack Printing Company, incorporated under the laws of Pennsylvania;
Old TSI, Inc., incorporated under the laws of Georgia;
Port City Press, Inc., incorporated under the laws of Maryland;
Science Craftsman Incorporated, incorporated under the laws of New York; Vaughan Printers, Inc., incorporated under the laws of Florida;
VSUB Holding Company, incorporated under the laws of Virginia;
Washburn Graphics, Inc., incorporated under the laws of North Carolina; Washburn of New York, Inc., incorporated under the laws of New York